February 21, 2005


David M. Ratcliffe, Thomas A. Fanning, Tommy Chisholm and Wayne Boston


Dear Sirs:

         The Southern Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the issuance and sale of additional shares of its common stock under The Southern Company Employee Savings Plan, in an amount not to exceed 20,000,000 shares.

         The Southern Company and the undersigned directors and officers of The Southern Company, individually as a director and/or as an officer of The Southern Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing such registration statement or statements and appropriate amendment or amendments (including post-effective amendments) thereto.
                                                Yours very truly,

                                                THE SOUTHERN COMPANY


                                                By/s/ David M. Ratcliffe
                                                      David M. Ratcliffe
                                                   Chairman, President and
                                                   Chief Executive Officer



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                                      - 2 -



                                                /s/J. Neal Purcell
  Daniel P. Amos                                   J. Neal Purcell



/s/Dorrit J. Bern                               /s/ David M. Ratcliffe
   Dorrit J. Bern                                   David M. Ratcliffe


/s/Francis S. Blake                             /s/ Gerald J. St. Pe'
   Francis S. Blake                                 Gerald J. St. Pe'


/s/Thomas F. Chapman                            /s/  G. Edison Holland, Jr.
   Thomas F. Chapman                                 G. Edison Holland, Jr.


/s/Bruce S. Gordon                              /s/  Thomas A. Fanning
   Bruce S. Gordon                                   Thomas A. Fanning



/s/Donald M. James                              /s/ Tommy Chisholm
   Donald M. James                                  Tommy Chisholm


/s/Zack T. Pate                                 /s/ W. Dean Hudson
  Zack T. Pate                                      W. Dean Hudson

Extract from minutes of meeting of the board of directors of The Southern
Company.

                             - - - - - - - - - - - -

          RESOLVED FURTHER: That for the purpose of signing the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission with respect to the issuance and sale by the Company of additional shares of its common stock under the Employee Savings Plan and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments), the Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to David M. Ratcliffe, Thomas A. Fanning, Tommy Chisholm and Wayne Boston;

                             - - - - - - - - - - - -

          The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on February 21, 2005, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated:  May 10, 2005                     THE SOUTHERN COMPANY


                                         By/s/ Patricia L. Roberts
                                               Patricia L. Roberts
                                               Assistant Secretary